Exhibit 99.1

For Immediate Release	Contact:	John Brine (212)254-8280
STONEPATH GROUP REPORTS RECORD REVENUE OF $410.3 MILLION
FOR FULL YEAR 2005
•     Strength in China Helps International Division Post 32% Top Line Gain

SEATTLE, WA, March 31, 2006 – Stonepath Group (AMEX: STG), a global logistics services organization, today reported financial results for the three months and year ended December 31, 2005.
Fourth Quarter Results
For the three months ended December 31, 2005, Stonepath reported revenue of $108.9 million, a decline of 1.6% compared to the prior year period. Domestic revenues declined 33.0% to $26.5 million for the quarter while international revenues increased 15.8% to $82.5 million. Domestic revenues were negatively impacted by lower automotive related business caused by the difficult economic conditions of U.S. automobile manufacturers and reduced volume from a major national retail customer. The latter decline was due to our customer’s sale of part of their business as well as their internal restructuring. International revenue growth was driven from offshore operations and led by our China business.
Net revenues were $20.6 million, a $3.3 million decrease or 13.6% compared to the prior year period. The decrease was due to domestic volume reductions, noted above, that were partially offset by margin improvements. Domestic margins improved to 34.7% of revenues in 2005 compared to 31.2% in 2004, principally due to higher added value services. International margins decreased to 13.8% of revenues compared to 16.2% of revenues. Lower international margins are due to growth in the Company’s China operations which historically carry lower margin percentages.
The Company continues to see progress from its restructuring efforts as operating costs before restructuring charges declined by $2.3 million or 9.4%, principally due to reduced labor and facilities expenses, net of higher legal and accounting related costs.
The Company reported a net loss of $0.8 million, or $(0.02) per basic share and $(0.05) per diluted share. This compares to a net loss of $6.0 million, or $(0.15) per basic and diluted share for the same prior year period. Included in Company’s net loss for the quarter is a $2.8 million gain relating to accounting for derivatives contained in certain of our financing agreements. Restructuring items included in our net loss were a credit of $0.2 million in 2005 and a charge of $4.4 million in 2004.
Full Year Results
For the year ended December 31, 2005, Stonepath reported revenue of $410.3 million, net revenue of $86.5 million and a net loss of $9.8 million, or $(0.22) per basis share and $(0.23) per diluted share. This compares to revenue of $367.1 million, net revenue of $84.7 million and a net loss of $13.0 million in 2004, or $(0.33) per basic and diluted share.

The net loss in 2005 includes restructuring charges of $3.3 million or $(0.08) per basic share, while the net loss in 2004 reflects a restructuring charge of $4.4 million or $(0.11) per basic share, and a provision for excess earn-out payments of $3.1 million or $(0.08) per basic share. The Company was also adversely impacted in 2005 by approximately $0.9 million relating to the third quarter refinancing of the Company’s principal U.S. credit facility.
The International Services segment continued to deliver top line gains with $292.2 million in total revenue in 2005, a period over period improvement of $70.3 million or 31.7% with same store revenues increasing by 8.8%. Revenues from operations which were acquired in 2004 contributed additional revenues of $57.7 million, highlighted by our Shaanxi, China-based, subsidiary, which increased by $55.3 million.
Net revenues improved by $1.7 million, or 2.0%, on an 11.8% revenue gain. This was due to the higher concentration of our wholesale air business from China as a percentage of total transportation revenues.
Exclusive of restructuring charges of $3.3 million and $4.4 million in 2005 and 2004 respectively, our loss from operations decreased by $0.6 million in spite of significant Sarbanes-Oxley compliance and legal defense costs in connection with various actions. Cash flow from operations improved by $6.6 million to $5.0 million principally as a result of improved working capital management.
Operational Plans in Place to Deliver Improved Financial Performance
“Stonepath has made important progress as an evolving global integrated logistics provider,” said Dennis Pelino, Stonepath’s Chairman. “The opportunity going forward, for our business and for investors, is far greater than ever before. We are uniquely positioned to take advantage of opportunities like the explosive economic growth fueling China’s wholesale logistics market. Now, it’s time to better leverage our strengths to capitalize on the enormous opportunity in the retail market.”
Pelino continued, “Stonepath is back on track. Our focus remains on delivering sustainable organic growth as a global integrated logistics provider and steadily improving profitability by driving incremental business and delivering margin improvement.”
Jason Totah, Chief Executive Officer, continued, “Although we had a weaker than expected fourth quarter, we are optimistic about 2006. We cut a great deal of cost from the operation in 2005, primarily in North America, and the management team instituted a number of positive changes across the business that have re-accelerated Stonepath. Our operations have stabilized and, in many respects, have regained their momentum and we are pleased with the incremental business being added to the domestic and international platforms as we move through the early part of the year.”
About Stonepath Group (AMEX:STG)
Stonepath (www.stonepath.com) is a global, third-party logistics organization providing a full range of transportation and distribution solutions to multinational and local businesses including a diverse client mix of retail leaders, automotive and technology concerns, government agencies, and defense contractors. Through strategic acquisitions and strong organic growth, the Company has expanded rapidly, establishing a network of owned operations throughout the U.S., the Asia-Pacific region and Latin America. For more information about the Company, please contact John Brine at (212) 254-8280.
This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. Although it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenue consistent with recent results, (ii) our ability to achieve our targeted operating margins, (iii) our ability to compute our restructuring efforts within the costs we now expect, (iv) our ability to realize the planned benefits from our restructuring efforts, (v) our dependence on certain large customers, (vi) our dependence upon certain key personnel, (vii) an unexpected adverse result in any legal proceeding, (viii) competition in the freight forwarding, logistics and supply chain management industry, (ix) the impact of current and future laws affecting the Company’s operations, (x) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, and (xi) regional disruptions in transportation. Other factors that might cause or contribute to such a discrepancy between expected and actual results include, but are not limited to, those factors identified in our Securities and Exchange Commission filings (including our Annual Report on Form 10-K for 2005), other public documents and recent press releases, which can be found on our corporate web site, www.stonepath.com. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.
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